NEWS RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Tejal R. Engman	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3200
E-Mail: tengman@washreit.com	Fax 301-984-9610
www.washreit.com

October 26, 2017

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES THIRD QUARTER FINANCIAL AND OPERATING RESULTS AND QUARTERLY DIVIDEND

Washington Real Estate Investment Trust (“Washington REIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter ended September 30, 2017:

Third Quarter 2017 Highlights

Net income attributable to controlling interests was $2.8 million, or $0.04 per diluted share, compared to $79.7 million, or $1.07 per diluted share in the third quarter of 2016, which included the recognition of a $77.6 million gain on the second suburban Maryland office portfolio sale transaction. NAREIT Funds from Operations (FFO) was $35.8 million, or $0.46 per diluted share, compared to $33.0 million, or $0.44 per diluted share, in third quarter 2016. Additional highlights are as below:

•	Reported Core FFO of $0.46 per diluted share, compared to $0.45 per diluted share in third quarter 2016

•	Grew same-store Net Operating Income (NOI) by 2.6% over third quarter 2016

•	Increased overall same-store average occupancy by 170 basis points over third quarter 2016 to 93.9%

•	Increased office same-store average occupancy by 480 basis points over third quarter 2016 to 93.2%

•	Subsequent to quarter-end, executed the sale of Walker House Apartments, a 212-unit multifamily asset in Gaithersburg, MD for $32.2 million

•	Subsequent to quarter-end, signed a letter of intent to sell Braddock Metro Center, a 356,000 square foot office asset in Alexandria, VA

"Following a solid third-quarter and a strong year-to-date performance, Washington REIT's strategic capital allocation out of Walker House Apartments and Braddock Metro Center, and into Watergate 600 in Washington, DC, creates value by improving the quality of our portfolio while also growing NOI and FFO," said Paul T. McDermott, President and Chief Executive Officer. "Our proprietary research and deep local networks continue to help us source attractive, value-add growth opportunities in the Washington metro region and to generate strong risk-adjusted returns for our shareholders."

Operating Results

The Company's overall portfolio NOI(2) was $53.2 million for the quarter ended September 30, 2017, compared to $50.6 million in the corresponding prior year period. Overall portfolio ending occupancy(5) for the third quarter was at 93.8%, compared to 93.2% at the end of the third quarter last year and 93.4% at the end of second quarter 2017.

Same-store(3) portfolio ending occupancy for the third quarter of 2017 was 93.8%, compared to 93.6% at September 30, 2016 and 93.3% at the end of second quarter 2017. Same-store portfolio NOI for the third quarter increased by 2.6%, compared to the corresponding prior year period.

▪
Office: 50% of Total NOI - Same-store NOI increased by 3.8% compared to the corresponding prior year period, primarily due to 480 basis points of average occupancy(6) gains driven by lease commencements. Sequentially, office same-store NOI was lower primarily due to lower reimbursements and lower lease termination fees. Expenses were also higher on a sequential basis driven by seasonality. Same-store ending

Washington Real Estate Investment Trust

occupancy increased by 40 basis points sequentially to 93.4%. The office portfolio was 95% leased at the end of the third quarter.

▪
Retail: 23% of Total NOI - Same-store NOI increased 0.7% compared to the corresponding prior year period. Sequentially, same-store revenues increased due to rental growth and higher lease termination fees, with the increase largely offset by seasonally higher expenses. Same-store ending occupancy decreased by 210 basis points year-over-year to 93.5%, primarily due to the previously announced HHGregg bankruptcy, and increased by 210 basis points sequentially due to a new lease commencement of a grocery tenant at Gateway Overlook as well as some specialty leasing. The retail portfolio was 94% leased at the end of the third quarter.

▪
Multifamily: 27% of Total NOI - Same-store NOI increased by 2.6% compared to the corresponding prior year period, driven by 200 basis points of rental growth. Same-store renewal rents grew by 383 basis points and same-store new lease rents grew by 171 basis points. Sequentially, higher same-store revenue growth was offset by seasonally higher expenses. Same-store average occupancy on a unit basis increased by 10 basis points over the prior year and by 20 basis points sequentially. The multifamily portfolio was 94.8% occupied and 97% leased at the end of the third quarter.

For the nine months ended September 30, 2017, same-store NOI increased 7.2% compared to the corresponding prior-year period as same-store NOI for office, retail and multifamily increased by 11.2%, 4.3% and 3.1% respectively.

Leasing Activity

During the third quarter, Washington REIT signed commercial leases totaling 104,000 square feet, including 52,000 square feet of new leases and 52,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis).

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	45,000	8.9	7.2	$61.14	19.7%	$82.55	$28.67
Retail	7,000	6.6	2.2	35.91	16.0%	35.08	11.43
Total	52,000	8.6	6.8	57.78	19.4%	76.23	26.37

Renewal:
Office	11,000	5.9	2.2	$56.91	19.1%	$12.06	$8.49
Retail	41,000	4.4	—	26.49	2.7%	—	0.80
Total	52,000	4.7	0.8	32.74	8.0%	2.47	2.38

Office leasing was heavily weighted towards the Company's Class A office spaces with rents averaging $61.14 and tenant improvements of $9.30 per square foot per year of weighted average term.

Disposition Activity

On October 23, 2017, Washington REIT completed the sale of Walker House Apartments, 212-unit, mid-rise multifamily asset in Gaithersburg, MD for $32.2 million dollars.
Subsequent to quarter-end, the Company signed a letter of intent to sell Braddock Metro Center, a 356,000 square foot office asset in Alexandria, VA, and currently expects to close the sale in the fourth quarter of 2017.
Capital Update

In the third quarter, the Company issued 1,518,000 shares at an average price of $32.89 per share through the Company’s At-the-Market (ATM) program, raising gross proceeds of $49.9 million for the purposes of maintaining balance sheet strength, providing the flexibility to realize development and redevelopment plans and pursuing further value-add growth opportunities.

Washington Real Estate Investment Trust

Earnings Guidance

With only one quarter of the year remaining, management is maintaining the mid-point of its 2017 Core FFO guidance while tightening the range to $1.81 to $1.83 from $1.80 to $1.84 per fully diluted share. The following assumptions are incorporated into the tightened guidance range:

•	Same-store NOI growth is raised to a projected range of 6.0% to 6.25%, from a previous range of 5.75% to 6.25%

•	Same-store office NOI growth is projected to be approximately 9.0%, from a previous range of 9.0% to 9.5%

•	Same-store retail NOI growth is raised to a projected range of 2.75% to 3.25%, from a previous range of 2.5% to 3.0%

•	Same-store multifamily NOI growth is raised to approximately 3.75%, from a previous range of 3.0% to 3.5%

•	The Company does not include further acquisitions in its 2017 guidance assumptions

•	Assuming the sale of Braddock Metro Center closes before year-end, the Company expects to exceed the top end of its previously assumed 2017 disposition range of $100 million

•	Interest expense is now projected to be approximately $47.25 to $47.5 million

•	General and administrative expense remains projected to range from $22.0 to $22.5 million

•	Non same-store office NOI is now projected to range between $18.5 to $19.0 million

•	Non same-store multifamily NOI is now projected to range between $13.0 to $13.25 million

Non same-store properties in 2017 consist of Riverside Apartments, a multifamily asset acquired in 2016, The Army Navy Building, Braddock Metro Center, two office assets that are being repositioned in 2017, and Watergate 600, an office asset that was acquired in the second quarter of 2017.

Washington REIT's 2017 Core FFO guidance is based on a number of factors, many of which are outside its control and all of which are subject to change. Washington REIT may change its guidance during the year as actual and anticipated results vary from these assumptions.

2017 Guidance Reconciliation Table (a)

A reconciliation of projected net income attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year ending December 31, 2017 is as follows:

	Low	High
Net income attributable to the controlling interests per diluted share	$0.31	$0.33
Real estate depreciation and amortization	1.44	1.44
Real estate impairment	0.06	0.06
NAREIT FFO per diluted share	1.81	1.83
Core adjustments	—	—
Core FFO per diluted share	$1.81	$1.83
(a) Does not include gains or losses on sales of assets as these will be added as known and incurred. The only assumed asset purchase is the recently-closed acquisition of Watergate 600 in Washington, DC.

Dividends

On September 29, 2017, Washington REIT paid a quarterly dividend of $0.30 per share.

Washington REIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on January 5, 2018 to shareholders of record on December 20, 2017.

Conference Call Information

The Conference Call for Third Quarter Earnings is scheduled for Friday, October 27, 2017 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205

Washington Real Estate Investment Trust

International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until Friday, November 10, 2017, at 11:59 P.M. Eastern Time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                10051

The live on-demand webcast of the Conference Call will be available on the Investor section of Washington REIT's website at www.washreit.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About Washington REIT

Washington REIT is a self-administered, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. Washington REIT owns a diversified portfolio of 49 properties, totaling approximately 6.3 million square feet of commercial space and 4,268 multifamily units, and land held for development. These 49 properties consist of 20 office properties, 16 retail centers and 13 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: Washington REIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general and local economic and real estate market conditions, the potential for federal government budget reductions, the risk of failure to complete contemplated acquisitions and dispositions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2016 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT's operating portfolio and affect the comparative measurement of Washington REIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We provide each of NOI and cash NOI as a supplement to net income calculated in accordance with GAAP. As such, neither should be considered an alternative to net income as an indication of our operating performance. They are the primary performance measures we use to assess the results of our operations at the property level.

Washington Real Estate Investment Trust

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. Same-store properties include all properties that were owned for the entirety of the current and prior reporting periods and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. A non-same-store property is one that was acquired, under redevelopment or development, or placed into service during either of the periods being evaluated. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(5) Ending Occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period.

(6) Average Occupancy is based on monthly occupied net rentable square footage as a percentage of total net rentable square footage, except for the rows labeled "Multifamily (calculated on a unit basis)," on which average occupancy is based on average monthly occupied units as a percentage of total units.

Ending Occupancy Levels by Same-Store Properties (i) and All Properties
	Ending Occupancy
	Same-Store Properties		All Properties
	3rd QTR	3rd QTR	3rd QTR	3rd QTR
Segment	2017	2016	2017	2016
Multifamily (calculated on a unit basis)	94.8%	95.5%	94.7%	94.5%

Multifamily	94.4%	94.8%	94.5%	94.2%
Office	93.4%	91.0%	93.2%	90.5%
Retail	93.5%	95.6%	93.5%	95.6%

Overall Portfolio	93.8%	93.6%	93.8%	93.2%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of 2017 and the prior year, and exclude properties under redevelopment or development and properties purchased or sold at any time during 2017 or the prior year. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Properties under redevelopment or development are included with the non-same-store properties beginning in the period during which redevelopment or development activities commence. We consider properties to no longer be under redevelopment or development upon substantial completion of redevelopment or development activities, and the earlier of achieving 90% occupancy or two years after substantial completion. For Q3 2017 and Q3 2016, same-store properties exclude:

Office Acquisition: Watergate 600;
Multifamily Acquisition: Riverside Apartments; and
Office Redevelopment: The Army Navy Building and Braddock Metro Center.

Also excluded from same-store properties in Q3 2017 and Q3 2016 are:
Sold Properties:
Office: 6110 Executive Boulevard, Wayne Plaza, 600 Jefferson Plaza, West Gude Drive, 51 Monroe Street and One Central Plaza.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2017	2016	2017	2016
Revenue
Real estate rental revenue	$82,819	$79,770	$243,776	$236,312
Expenses
Real estate expenses	29,646	29,164	86,200	86,073
Depreciation and amortization	27,941	30,905	83,271	82,104
Acquisition costs	—	—	—	1,178
General and administrative	5,327	4,539	16,712	15,018
Real estate impairment	5,000	—	5,000	—
Casualty gain	—	—	—	(676)
	67,914	64,608	191,183	183,697
Other operating income
Gain on sale of real estate	—	77,592	—	101,704
Real estate operating income	14,905	92,754	52,593	154,319
Other income (expense):
Interest expense	(12,176)	(13,173)	(35,634)	(41,353)
Other income	84	83	209	205
Income tax benefit (expense)	—	(2)	107	691
	(12,092)	(13,092)	(35,318)	(40,457)

Net income	2,813	79,662	17,275	113,862
Less: Net loss attributable to noncontrolling interests in subsidiaries	20	12	56	32
Net income attributable to the controlling interests	$2,833	$79,674	$17,331	$113,894

Net income	2,813	79,662	17,275	113,862
Depreciation and amortization	27,941	30,905	83,271	82,104
Real estate impairment	5,000	—	5,000	—
Gain on sale of depreciable real estate	—	(77,592)	—	(101,704)
NAREIT funds from operations(1)	$35,754	$32,975	$105,546	$94,262

Tenant improvements and incentives	(1,822)	(4,889)	(10,394)	(14,071)
External and internal leasing commissions capitalized	(1,727)	(1,251)	(5,664)	(5,616)
Recurring capital improvements	(1,315)	(1,146)	(2,383)	(3,291)
Straight-line rents, net	(1,187)	(682)	(3,142)	(2,245)
Non-cash fair value interest expense	(223)	46	(749)	132
Non real estate depreciation & amortization of debt costs	880	846	2,594	2,672
Amortization of lease intangibles, net	560	898	1,995	2,694
Amortization and expensing of restricted share and unit compensation	1,245	292	3,561	2,661
Funds available for distribution(4)	$32,165	$27,089	$91,364	$77,198

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2017	2016	2017	2016
Net income attributable to the controlling interests	(Basic)	$0.04	$1.07	$0.22	$1.59
	(Diluted)	$0.04	$1.07	$0.22	$1.59
NAREIT funds from operations	(Basic)	$0.46	$0.44	$1.38	$1.32
	(Diluted)	$0.46	$0.44	$1.38	$1.31

Dividends paid		$0.30	$0.30	$0.90	$0.90

Weighted average shares outstanding		77,291	73,994	76,292	71,348
Fully diluted weighted average shares outstanding		77,423	74,133	76,415	71,520
Fully diluted weighted average shares outstanding (for FFO)		77,423	74,133	76,415	71,520

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2017
	(unaudited)	December 31, 2016
Assets
Land	$615,280	$573,315
Income producing property	2,214,864	2,112,088
	2,830,144	2,685,403
Accumulated depreciation and amortization	(715,228)	(657,425)
Net income producing property	2,114,916	2,027,978
Properties under development or held for future development	49,065	40,232
Total real estate held for investment, net	2,163,981	2,068,210
Investment in real estate held for sale, net	7,011	—
Cash and cash equivalents	11,326	11,305
Restricted cash	1,442	6,317
Rents and other receivables, net of allowance for doubtful accounts of $2,494 and $2,377, respectively	73,545	64,319
Prepaid expenses and other assets	126,589	103,468
Other assets related to properties sold or held for sale	400	—
Total assets	$2,384,294	$2,253,619

Liabilities
Notes payable	$894,103	$843,084
Mortgage notes payable	96,045	148,540
Lines of credit	189,000	120,000
Accounts payable and other liabilities	66,393	46,967
Dividend payable	—	22,414
Advance rents	10,723	11,750
Tenant security deposits	9,528	8,802
Liabilities related to properties sold or held for sale	311	—
Total liabilities	1,266,103	1,201,557

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 78,464 and 74,606 shares issued and outstanding, respectively	785	746
Additional paid-in capital	1,487,157	1,368,636
Distributions in excess of net income	(377,968)	(326,047)
Accumulated other comprehensive loss	6,848	7,611
Total shareholders' equity	1,116,822	1,050,946

Noncontrolling interests in subsidiaries	1,369	1,116
Total equity	1,118,191	1,052,062

Total liabilities and equity	$2,384,294	$2,253,619

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three months ended September 30, 2017	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$11,149	$20,969	$11,917	$44,035
Add: Net operating income from non-same-store properties(3)	3,371	5,767	—	9,138
Total net operating income(2)	$14,520	$26,736	$11,917	$53,173
Add/(deduct):
Other income				84
Interest expense				(12,176)
Depreciation and amortization				(27,941)
General and administrative expenses				(5,327)
Real estate impairment				(5,000)
Net income				2,813
Less: Net loss attributable to noncontrolling interests in subsidiaries				20
Net income attributable to the controlling interests				$2,833

Three months ended September 30, 2016	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$10,870	$20,211	$11,834	$42,915
Add: Net operating income from non-same-store properties(3)	3,095	4,596	—	7,691
Total net operating income(2)	$13,965	$24,807	$11,834	$50,606
Add/(deduct):
Other income				83
Interest expense				(13,173)
Depreciation and amortization				(30,905)
General and administrative expenses				(4,539)
Gain on sale of real estate				77,592
Income tax expense				(2)
Net income				79,662
Less: Net loss attributable to noncontrolling interests in subsidiaries				12
Net income attributable to the controlling interests				$79,674

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Nine months ended September 30, 2017	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$33,627	$64,756	$35,674	$134,057
Add: Net operating income from non-same-store properties(3)	9,670	13,849	—	23,519
Total net operating income(2)	$43,297	$78,605	$35,674	$157,576
Add/(deduct):
Other income				209
Interest expense				(35,634)
Depreciation and amortization				(83,271)
General and administrative expenses				(16,712)
Real estate impairment				(5,000)
Income tax benefit				107
Net income				17,275
Less: Net loss attributable to noncontrolling interests in subsidiaries				56
Net income attributable to the controlling interests				$17,331

Nine months ended September 30, 2016	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$32,630	$58,236	$34,204	$125,070
Add: Net operating income from non-same-store properties(3)	4,712	20,457	—	25,169
Total net operating income(2)	$37,342	$78,693	$34,204	$150,239
Add/(deduct):
Other income				205
Acquisition costs				(1,178)
Interest expense				(41,353)
Depreciation and amortization				(82,104)
General and administrative expenses				(15,018)
Gain on sale of real estate				101,704
Casualty gain				676
Income tax benefit				691
Net income				113,862
Less: Net loss attributable to noncontrolling interests in subsidiaries				32
Net income attributable to the controlling interests				$113,894

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2017	2016	2017	2016
Net income		$2,813	$79,662	$17,275	$113,862
Add/(deduct):
Real estate depreciation and amortization		27,941	30,905	83,271	82,104
Gain on sale of depreciable real estate		—	(77,592)	—	(101,704)
Real estate impairment		5,000	—	5,000	—
NAREIT funds from operations(1)		35,754	32,975	105,546	94,262
Add/(deduct):
Casualty gain		—	—	—	(676)
Acquisition and structuring expenses		—	37	319	1,403
Severance expense		—	242	—	828
Relocation expense		—	16	—	16
Core funds from operations(1)		$35,754	$33,270	$105,865	$95,833

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2017	2016	2017	2016
NAREIT FFO	(Basic)	$0.46	$0.44	$1.38	$1.32
	(Diluted)	$0.46	$0.44	$1.38	$1.31
Core FFO	(Basic)	$0.46	$0.45	$1.38	$1.34
	(Diluted)	$0.46	$0.45	$1.38	$1.34

Weighted average shares outstanding		77,291	73,994	76,292	71,348
Fully diluted weighted average shares outstanding (for FFO)		77,423	74,133	76,415	71,520